Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252422 on Form S-1 and Registration Statement No. 333-254621 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of UWM Holdings Corporation and the effectiveness of UWM Holdings Corporation's internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 26, 2025